EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Longacre Square Partners
	Chief Financial Officer	Investor Relations	Media Contact
	(972) 490-9600	(972) 778-9487	Braemar@Longacresquare.com

BRAEMAR HOTELS & RESORTS ANNOUNCES REJECTION OF MATERIALLY DEFICIENT DIRECTOR NOMINATION NOTICE FROM BLACKWELLS CAPITAL

Board Unanimously Rejected Recent Director Nomination Notice from Blackwells Due to False Statements and Material Omissions in Violation of SEC Rules and the Company’s Bylaws

Files Complaint to Prevent Blackwells from Launching an Illegal Proxy Solicitation and Spreading Confusion and Misinformation Among Braemar’s Shareholders

Complaint Details Blackwells’ Plan to Take Control of the Board – in Spite of Having Invested Only $20,000 in Braemar – in Order to Sell the Company Below its Intrinsic Value to Blackwells and its Affiliates

Braemar Remains Committed to Acting in the Best Interests of All Shareholders to Maximize Value

DALLAS, March 25, 2024 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced that on March 10, 2024, it received a notice (the “Nomination Notice”) from activist investor Blackwells Capital LLC (“Blackwells”) seeking to nominate four individuals for election to the Company’s eight-person Board of Directors (the “Board”) at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). The Board has unanimously determined that the Blackwells Nomination Notice is invalid due to numerous deficiencies, most notably a failure to disclose the fund’s true objectives – which Braemar believes include an underhanded attempt to effectuate a takeover of the Company without paying an adequate price.

Braemar also announced that it has filed a complaint in the U.S. District Court for the Northern District of Texas (the “Court”) in order to prevent Blackwells from moving forward with its illegal proxy contest and continuing its pattern of unlawful actions against the Company and its shareholders. Notably, according to its own disclosures, Blackwells owned only approximately 10,100 shares of Braemar’s common stock at the time of submitting its Nomination Notice to replace half the Board. This level of ownership is equal to approximately 0.015% of the shares outstanding, or an approximately $20,000 investment.
Monty J. Bennett, Founder & Chairman of Braemar, stated: “Our first priority is protecting the rights of all our shareholders – which is why we are taking the steps announced today. We are always open to engaging with shareholders and exploring opportunities to maximize value. However, Blackwells has not only disregarded Braemar’s bylaws, it has launched a proxy contest for effective control of the Company’s Board while masking its real intentions and owning only a de minimis number of shares. We are hopeful that by exposing the behavior of this “all hat, no cattle” activist fund for what it is and by seeking relief from the Court, we can prevent the damage and distraction that would accompany Blackwells’ waging of an illegal proxy contest. In the meantime, our focus continues to be on driving strong results across our portfolio to enhance shareholder value.”
In the complaint, Braemar details numerous concerning facts and apparent issues pertaining to Blackwells’ purported nominations, including but not limited to:
•The Nomination Notice misrepresented Blackwells’ ongoing interest in acquiring Braemar at a price significantly below its intrinsic value.
◦On December 1, 2023, Blackwells submitted a proposal to the Board claiming an interest in “buying” Braemar. However, instead of engaging with the Board in a normal manner, Blackwells refused to provide the Company with the basic information needed to assess the viability of its bid, including any evidence of its ability to secure equity or debt financing. Then instead of answering the Company’s standard informational requests, Blackwells responded with litigation threats.
◦Although its preliminary proxy statement filed on March 22, 2024 asserts that Blackwells has “withdrawn” any interest it had in acquiring the Company, the facts contradict this. Most tellingly, Blackwells submitted as an exhibit to its Nomination Notice a 90-page investor presentation dated March 2024 focused entirely on taking Braemar “private” and using a proxy campaign as a cudgel to “open discussions” with the Company about an acquisition.
◦Of note, Blackwells has publicly used similar tactics with other target companies in the past. And in some cases, Blackwells was able to successfully extract multi-million-dollar settlement payments, known as “greenmail,” from these companies.1 Braemar has not dismissed this as a possible motive for Blackwells’ nefarious actions.
•The Nomination Notice violated Braemar’s Advance Notice Requirements.
◦Blackwells failed to comply with multiple Advance Notice Requirements, including by failing to disclose full information with respect to what other people or groups in which it was acting in concert in connection with a potential acquisition of Braemar.
•Blackwells waited until the last day of the nomination window to deliver the Nomination Notice.
◦As a result, the period during which any defects in the Nomination Notice could have been cured had already passed before the Board had even had sufficient time to review the Nomination Notice.
Braemar is Executing its Strategy to Maximize Shareholder Value
•Braemar’s iconic portfolio of resorts and urban hotels delivered the highest revenue per available room (“RevPAR”) in the publicly traded lodging REIT industry during fiscal year 2023, generating RevPAR of approximately $307, compared to the full-service lodging REIT peer average of approximately $196.2 Since its founding in 2014 through fiscal year 2023,3 Braemar also delivered RevPAR growth of approximately 79%, outperforming the full-service lodging REIT peer average growth of approximately 28%.4
•The Company continues to strengthen its balance sheet and has recently announced the successful refinancing or extension of nearly all of its 2024 debt maturities totaling approximately $300 million, including the recent refinancing of the Capital Hilton in Washington, D.C., and loan extensions for properties like Pier House Resort & Spa, Ritz-Carlton St. Thomas, Ritz-Carlton Lake Tahoe and Hilton La Jolla Torrey Pines.
•Braemar’s portfolio delivered robust results in fiscal year 2023, delivering a hotel EBITDA per key of approximately $49,200 ahead of the peer average of approximately $35,700.2 The Company’s resort properties continue to outpace 2019 results and its urban properties continue to recover.
•The Company has a successful track record of growing its asset base by executing a disciplined, value-accretive capital allocation approach. Since 2013, Braemar has acquired 11 hotels that have delivered an attractive average yield on cost of 8.5% on a trailing 12-month basis as of December 31, 2023. The recent acquisitions of the Ritz-Carlton Reserve Dorado Beach and the Four Seasons Resort Scottsdale at Troon North continue to surpass expectations, which reported strong RevPAR growth of 9% and 5%, respectively, during the fourth quarter of 2023.
Notes:
(1)See, for example, Cooperation Agreement and Release dated as of June 4, 2023 by and among Global Net Lease, Inc., The Necessity Retail REIT, Inc., AR Global Investments, LLC, Blackwells Capital LLC, Jason Aintabi and the other parties thereto, filed as Exhibit 10.1 to the Current Report on Form 8-K of Global Net Lease, Inc. dated June 5, 2023.
(2)Peer average includes HST, RHP, PEB, SHO, XHR, DRH and PK.
(3)2014 was the first full year following the Company’s spin-off from Ashford Hospitality Trust, Inc.
(4)Peer average includes HST, RHP, PEB, SHO and DRH.
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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to prevail in the complaint filed against Blackwells Capital, LLC; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.
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